SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of May ____, 2007, by and among Pluristem Life Systems, Inc., a Nevada corporation (the “Company”), and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase for a minimum of $7,000,000 and up to a maximum of $13,500,000 (the "Purchase Price") shares of the Company's common stock, $.00001 par value (the "Common Stock") at a per share price of $0.0125, and share purchase warrants (the “Warrants”) in the form attached hereto as Exhibit A, to purchase shares of Common Stock (the “Warrant Shares”). The shares of Common Stock (the “Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

WHEREAS, the aggregate proceeds of the sale of the Shares and the Warrants contemplated hereby, and the other documents, instruments and payments contemplated hereby shall be delivered directly to the Company to the account described on Exhibit B hereto (the "Company Account").

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.            Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the “Closing Date” (as defined in Section 2 below), each Subscriber shall purchase and the Company shall sell to each Subscriber the Shares and Warrants designated on the signature page hereto for the portion of the Purchase Price set forth on the signature page hereto. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement (“Closing Date”).

2.            Closing Condition. The Closing shall occur upon receipt by the Company of signed subscription agreements from the Subscribers, the Purchase Price deposited by the Subscribers with the Company pursuant to the wire instructions set forth on Exhibit B hereto, or, if pre-arranged by the Subscriber with the Company, by short term promissory note, and the Company accepting such Subscriptions. Upon such acceptance the Company will deliver to the Subscriber original certificates representing the Common Stock and Warrants purchased by the Subscribers pursuant to this Agreement and copies of all other signed agreements and documents reasonably requested by the Subscriber . If the payment was made by promissory note, the Company shall retain the certificates until the promissory note is fully paid.

3.            Warrants. On the Closing Date, the Company will issue and deliver Warrants to the Subscribers. One Warrant will be issued for each Share issued on the Closing Date. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $0.025. The Warrants shall be exercisable commencing upon the Closing Date and until five (5) years after the Closing Date.

4.            Subscriber's Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

(a)           Information on Company. The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB for the year ended June 30, 2006 as filed with the Commission, together with all subsequently filed Forms 10-QSB, 8-K, and filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

(b)           Information on Subscriber. The Subscriber is, and will be at the time of exercise of any of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

(c)           Purchase of Shares and Warrants. On the Closing Date, the Subscriber will purchase the Shares and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(d)          Compliance with 1933 Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act and any applicable state securities laws or is exempt from such registration. Each Subscriber acknowledges that the holding period of the Shares and Warrants for purposes of Rule 144 under the 1933 Act shall commence on the Closing Date notwithstanding the date of delivery of Purchase Price by the Subscriber to the Company except as set forth on Schedule 12.

(e)           Shares and Warrant Shares Legend. The Shares and Warrant Shares shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY

SATISFACTORY TO PLURISTEM LIFE SYSTEMS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

(f)	Warrants Legend. The Warrants shall bear the following

or similar legend:

"THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PLURISTEM LIFE SYSTEMS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

(g)          Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(h)          Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Subscriber (if an entity) has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

(i)           Restricted Securities. Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless (i) pursuant to an effective registration statement under the 1933 Act, (ii) such Subscriber provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) Subscriber provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Warrant Shares may be sold pursuant to (A) Rule 144 promulgated under the 1933 Act, or (B) Rule 144(k) promulgated under the 1933 Act, in each case following the applicable holding period set forth therein. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(j)           No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)          Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(l)            Survival. The foregoing representations and warranties shall survive the Closing Date for a period of four years.

5.            Company Representations and Warranties. Except as set forth in the Reports, the Company represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. As of the Closing Date, the Company’s only Subsidiary is Pluristem Ltd., a State of Israel corporation.

(b)          Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable

(c)           Authority; Enforceability. This Agreement, the Shares, the Warrants, and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)          Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company except as described on Schedule 5(d).

(e)           Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the OTC Bulletin Board (the “Bulletin Board”) nor the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities. The Transaction Documents and the Company’s performance of its obligations thereunder have been approved by the Company’s directors.

(f)           No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)            violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation, or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates or subsidiaries is a party, by which the Company or any of its Affiliates or subsidiaries is bound, or to which any of the properties of the Company or any of its Affiliates or subsidiaries is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates or subsidiaries is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company; or

(ii)          result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, its subsidiaries or any of its Affiliates; or

(iii)         result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

(iv)        result in the activation of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)	The Securities. The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)          have been, or will be, duly and validly authorized and on the date of exercise of the Warrants and issuance of the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable and, if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted except for prospectus delivery requirements by the seller;

(iii)         will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv)         will not subject the holders thereof to personal liability by reason of being such holders; and

(v)         assuming the representations warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)          Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect on the Company.

(i)           Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of common equity registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(j)           No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(k)           Information Concerning Company. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

(l)            Stop Transfer. The Securities, when issued, will be restricted securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws or unless the Securities are not paid in full and unless contemporaneous notice of such instruction is given to the Subscriber.

(m)         Defaults. The Company is not in violation of its certificate of incorporation or bylaws. Except as disclosed on Schedule 5(m), the Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge, not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company.

(n)          Not an Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board. Nor will the Company or any of its Affiliates or subsidiaries take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings. Other than issuance of warrants to parties connected to the offer of the Securities, the Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

(o)          No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(p)          Listing. The Company's common stock is quoted on the Bulletin Board. The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation. The Company satisfies all the requirements for the continued quotation of its common stock on the Bulletin Board.

(q)          No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company’s businesses since June 30, 2006 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect except as set forth in Schedule 5(m).

(r)           No Undisclosed Events or Circumstances. Since June 30, 2006, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(s)           Capitalization. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date are set forth on Schedule 5(d). Except as set forth on Schedule 5(d) and in the Company’s Reports, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

(t)           Dilution. The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(u)          No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company.

(v)          DTC Status. The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(v) hereto.

(w)          Investment Company. Neither the Company nor any Affiliate is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x)           Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(y)           Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(z)           Subsidiary Representations. The Company makes each of the representations contained in Sections 5(a), (b), (d), (f), (h), (k), (m), (q), (r), (s), (u), (w), (x) and (y) of this Agreement, as same relate to each Subsidiary of the Company.

(AA)      Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

(BB)       Survival. The foregoing representations and warranties shall survive the Closing Date for a period of four years.

6.            Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as Exhibit C. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Shares and Warrant Shares.

7.	Covenants of the Company.
7.1.	Covenants. The Company covenants and agrees with the Subscribers as follows:

(a)           Stop Orders. The Company will advise the Subscribers, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)          Listing/Quotation. . For so long as a Subscriber owns Warrants, the Company will maintain the quotation or listing of its Common Stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”)), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. For so long as a Subscriber owns Warrants, the Company will provide the Subscribers copies of all notices it receives notifying the Company of the actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.

(c)           Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

(d)          Reporting Requirements. From the date of this Agreement and until the sooner of (i) five (5) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers or (iii) the date the Subscribers are eligible to sell their Shares issued on Closing pursuant to Rule 144, without regard to volume limitations (the “Outstanding Period”), the Company will (v) cause the Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (x) comply in all material respects with its reporting and filing obligations under the 1934 Act, (y) comply , in all material respects, with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, and (z) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the end of the Outstanding Period. During the Outstanding Period, the Company will use its best efforts to continue the listing or quotation of the Common Stock on the Principal Market or other market with the reasonable consent of Subscribers holding a majority of each of the Shares, Warrants and Warrant Shares, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e)           Use of Proceeds. The proceeds of the Offering will be employed by the Company for working capital, investment activity, research and development.

(f)            Reservation. After increase of its authorized capital, which will occur after the Closing Date, the Company undertakes to reserve, pro rata, on behalf of each Subscriber, from its authorized but unissued common stock, a number of common shares equal to the amount of Warrant Shares issuable upon exercise of the Warrants. Failure to have sufficient shares reserved pursuant to this Section 7.1(f) for three (3) consecutive business days or ten (10) days in the aggregate shall be a material default of the Company’s obligations under this Agreement. The Subscriber acknowledges that currently the Company does not have sufficient authorized capital to reserve or issue all the Securities if the Offering is subscribed in full. The Company agrees to increase its authorized capital as soon as reasonably expedient after Closing.

(g)           Taxes. During the Outstanding Period, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and , provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(h)           Insurance. During the Outstanding Period, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts sufficient to prevent the Company from becoming a co-insurer at a reasonable percentage of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(i)           Books and Records. During the Outstanding Period, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(j)           Governmental Authorities. During the Outstanding Period, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(k)           Intellectual Property. During the Outstanding Period, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed by management to be necessary to the conduct of its business.

(l)            Properties. During the Outstanding Period, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

(m)         Confidentiality/Public Announcement. During the Outstanding Period, the Company agrees that except in connection with a Form 8-K or a registration statement or in correspondence with the SEC, the Company will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company undertakes to file a Form 8-K or make a public announcement describing the Offering not later than the fourth business day after the Closing Date. In the Form 8-K or public announcement, the Company will specifically disclose the amount of common stock outstanding immediately after the Closing.

(n)         Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

7.2.         Injunction - Posting of Bond. In the event a Subscriber shall elect to exercise the Warrant in whole or in part, the Company may not refuse exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining exercise of all or part of said Warrant shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 130% of the aggregate purchase price of the Warrant Shares which are subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment.

7.3.       Buy-In. In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon exercise of a Warrant on or before the Delivery Date (as defined in the Warrant) and if seven (7) business days after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber was entitled to receive upon such exercise (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate exercise price for which such exercise was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of $10,000 of Warrant exercise price, the Company shall be required to pay the Subscriber $1,000, plus interest, less any excess obtained from sale of the Warrants. The Subscriber shall provide the Company written notice and evidence indicating the amounts payable to the Subscriber in respect of the Buy-In.

7.4.	DELETED

7.5.         Negative Covenants. During the Outstanding Period , without the consent of the Subscriber, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i)            create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for: (i) the Excepted Issuances (as defined in Section 7.4 hereof), and (ii) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; or (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f), a “Permitted Lien”);

(ii)         amend its certificate of incorporation, bylaws or its charter documents so as to adversely affect any rights of the Subscriber;

(iii)         repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

(iv)        engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $25,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, (iii) director or advisory board fees, and (iv) for other employee benefits, including stock option agreements under any stock option plan of the Company; or

(v)         prepay or redeem any financing related debt outstanding as of the Closing Date.

7.6         Offering Restrictions. Until four years after the Closing Date (“Restriction Period”) and except for the Excepted Issuances (defined below), the Company will not enter into an agreement to nor issue any equity, options, warrants, rights, convertible debt or other securities convertible into or exchangeable for Common Stock or other equity of the Company at an effective price of less than $0.0125 per share of Common Stock, nor modify any of the foregoing which may be outstanding during the Restriction Period if the effect of such modification would be to reduce to effective price of such Common Stock to less than $0.0125 per share without the prior written consent of each Subscriber holding a Securities at the time of such issuance, which consent may be withheld for any reason. The foregoing restriction shall not apply after a period of 180 days occurring entirely later than two years after the Closing Date during which the Common Stock has an average closing price as reported by Bloomberg LP for the Principal Market of not less than $0.05. “Excepted Issuances” shall mean (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all or a portion of the securities or assets of corporation or other entity which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock pursuant to stock option plans and employee stock purchase plans described in the Reports, and (iv) as a result of the exercise of Warrants or the conversion or exchange of instruments which are granted or issued pursuant to this Agreement or that have been issued prior to the Closing Date all on the original terms thereof, the issuance of which has been disclosed in a Report filed not less than five (5) days prior to the Closing Date

8.           Finder. The Company on the one hand, and each Subscriber (for itself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. The Company represents that there are may be one or more parties entitled to receive fees, commissions, or similar payments in connection with the Offering , with such fees, commissions or payments being the responsibility of the Company.

9.            Legal Fees. On the Closing Date, the Company shall pay to Grushko & Mittman, P.C., a fee of $25,000 (“Legal Fees”) as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Shares and Warrants (the “Offering”). The obligation for the payment of the fees will be applicable only if Grushko & Mittman, P.C has actually represented the Subscribers.

10.	Covenants of the Company and Subscriber Regarding Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by

Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

(b)          Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

(c)           In no event shall the liability of any Subscriber or permitted successor hereunder or under any other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein).

(d)        The procedures set forth in Section 11.6 shall apply to the indemnification set forth in Sections 10(a) and 10(b) above.

11.1.       Piggyback Registration Rights. The Company hereby grants the following registration rights to holders of the Securities. If the Company at any time during the Outstanding Period proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Shares and Warrant Shares (collectively, the “Registrable Securities”) for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the “Seller” or “Sellers”). Unless instructed in writing to the contrary, the Subscribers hereby automatically exercise the registration rights granted in this Section 11.1. The Seller is hereby given the same rights and benefits as any other party identified in such registration. In the event that any registration pursuant to this Section 11.1 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1 without thereby incurring any liability to the Seller due to such withdrawal or delay. The registration rights granted herein do not apply to the post-effective amendment being registered regarding the April 3, 2006 financing. In addition, in the event the Company raises funds by way of private placement and is contractually required to register the securities issued in the private placement, in the event the number of securities to be registered is restricted under SEC rules or securities law requirements, the securities in the private placement will have priority over the Warrants and only those number of Warrants which may be registered without breaching Rule 415 or other applicable SEC rules will be registered with the private placement registration statement.

11.2.       Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a)           subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to the Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify Subscribers and Grushko & Mittman, P.C. (by telecopier and by email to Counslers@aol.com) within three (3) business days of (i) notice that the Commission has no comments or no further comments on the Registration Statement, and (ii) the declaration of effectiveness of the registration statement;

(b)           furnish to the Sellers, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

(d)          if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(e)           immediately notify the Sellers when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(f)           provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

11.3.       Provision of Documents. In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

11.4.	RESERVED

11.5.       Expenses. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the

National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for all Sellers are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any additional counsel to the Seller, are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

11.6.	Indemnification and Contribution.

(a)           In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

(b)           In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)           In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a judgment or decree by a court of competent jurisdiction ) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold or to be sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

11.7.	Delivery of Unlegended Shares.

(a)           Within three (3) business days (such third business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Shares or Warrant Shares have been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4 above, reissuable pursuant to any effective and current Registration Statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares or Warrant Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b)           In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon and the Subscriber has provided all required broker information to the Company and its transfer agent, the Company must cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c)           The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof after the Unlegended Shares Delivery Date could result in economic loss to Subscriber. As compensation to Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for more than 2 business days’ late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $100,000 of Purchase Price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares or Warrant Shares subject to such default at a price per share equal to 120% of the Purchase Price of such Shares or Warrant Shares (“Unlegended Redemption Amount”).

(d)           In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber the Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Subscriber or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of Purchase Price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest, less any excess from sale of the Unlegended Shares. The Subscriber shall provide the Company written notice and evidence indicating the amounts payable to the Subscriber in respect of the Buy-In.

(e)           In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11.7 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained by the Company or at the Company’s request or with the Company’s assistance, and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the Purchase Price of the Shares and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

12.          Trickle Out. Except as set forth on Schedule 12 hereto, each Subscriber agrees for itself and each of its Affiliates, that it and its Affiliates will not sell or transfer any Shares and Warrant Shares (collectively, “Restricted Instruments”) until the first anniversary of the Closing Date. During the forty-eight (48) month period immediately following the Closing Date (“Trickle Out Period”), each Subscriber agrees that it and its Affiliates will not transfer such number of Restricted Instruments in the first, second and third twelve month period in excess of the number which could result in gross proceeds to such Subscriber and its Affiliates in excess of 125%, 150% and 200% respectively of the amount of Purchase Price paid by the Subscriber for the Shares (“Restricted Value”). There are no sales restrictions imposed on Subscriber pursuant to this Section 12 after the fourth anniversary of the Closing Date. Notwithstanding the foregoing restrictions on transfer, the Subscriber may, at any time and from time to time, transfer the Restricted Instruments (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner and (iv) to an Affiliate of the Subscriber, provided, that, in the case of any such gift or transfer, each donee or transferee agrees in writing to be bound by the terms and conditions contained in this Section 12 in the same manner as such terms and conditions apply to the Subscriber. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin. The Company may request certification from the Subscriber and its Affiliates that Subscriber and its Affiliates have complied with the provisions of this Section 12. Each Subscriber and its Affiliates, transferees and assigns will be deemed a single entity when determining the Restricted Value applicable to such Subscriber, and its Affiliates, transferees and assigns. The Company may not release any Subscriber from the restrictions in this Section 12 unless it releases all Subscribers from these restrictions on a pari passu basis based on the initial amount of Shares purchased hereunder by all Subscribers. The Company may not modify or waive the restrictions set forth on Schedule 12 without the consent of 75% of the Subscribers who hold Shares, Warrants or Warrant Shares at the effective time of such modification or waiver.

13.	Miscellaneous.

(a)           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein,

shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Pluristem Life Systems, Inc., MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905, telecopier: 011-972-4-850-1085, with an additional copy by telecopier only to: Clark Wilson LLP, 800-885 West Georgia Street, Vancouver, B.C. Canada, Attn: Bernard Pinsky, Esq., telecopier: (604) 687-6314, and (ii) if to the Subscribers, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier: (212) 697-3575.

(b)          Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c)            Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d)          Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e)           Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(d) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Independent Nature of Subscribers.   The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents.  The Company acknowledges that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(g)          Consent. As used in the Agreement, “consent of the Subscribers” or similar language means the consent of holders of not less than 80% of the total of the Shares owned by Subscribers on the date consent is requested.

(h)          Equal Treatment. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(i)           Maximum Payments. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

(j)          Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

PLURISTEM LIFE SYSTEMS, INC.

a Nevada corporation

By:_________________________________

Name: Zami Aberman

Title: CEO

Dated: March ____, 2007

SUBSCRIBER	PURCHASE PRICE

Name of Subscriber: ____________________________________

_____________________________________________________

Address: _____________________________________________

____________________________________________________

Fax No.: ____________________________________________

Taxpayer ID# (if applicable): ____________________________

____________________________________________________

(Signature)

By:

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Warrant
Exhibit B	Company Account
Exhibit C	Form of Legal Opinion
Schedule 5(d)	Additional Issuances/Capitalization
Schedule 5(m)	Undisclosed Liabilities
Schedule 5(v)	Transfer Agent
Schedule 12	Trickle Out Exceptions

EXHIBIT B

Wire Instructions to Company Account

Bank Leumi Ltd.

Branch 864

Swift Code: LUMIILIT864

Eban: IL0108642214007

For the Account of: Pluristem Life Systems, Inc.

Account Number: 22140077

SCHEDULE 12

TRICKLE OUT EXCEPTIONS

The holding period of 30,500,000 common stock purchase warrants (“Honig Warrants”) issued to Barry Honig (“Honig”) as of January 26 ___, 2007, for purposes of Rule 144 under the 1933 Act shall be deemed to have commenced as of January 26 ___, 2007 and in connection with the investment in shares of Common Stock purchased pursuant to this Subscription Agreement, payment for which was made to the Company on January 26, 2007. The Honig Warrants constitute a component of Honig’s Restricted Instruments. Honig agrees by his signature to the Subscription Agreement, for himself and all other holders of Honig’s Restricted Instruments that during the Trickle Out Period, Honig and Honig’s Affiliates will not sell on any Trading Day an amount of shares of Common Stock in excess of ten percent (10%) of the trading volume as reported by Bloomberg LP for the Principal Market for such Trading Day. The Restricted Value applicable to Honig in connection with the Restricted Instruments shall be $1,250,000.

Schedule 5(d)

Additional Issuances/Capitalization

Item	Amount	Remarks
Share capital	288,044,317	As of May 14, 2007
Warrants	29,245,546	Issued April 2006 and before
ESOP 2003	4,100,000	Including SAB and consultants
ESOP 2005	380,000,000	Including SAB and consultants

Schedule 5 (m)

The Company is in breach of its requirement under a $3,000,000 Convertible Debenture private placement Registration Rights Agreement dated April 3, 2006, to keep a registration statement registering the shares and warrants issuable on conversion of the Convertible Debentures effective for a “period continuing until the earlier of (i) the date when the Investors may sell all the Regisratble Securities under Rule 144 without volume or other restrictions or limits or (ii) the date when the Investors no longer own any of the Registrable Securities...”. The Company is currently undertaking the preparation and filing of a registration statement intended to remedy this breach.

Schedule 5 (v)

Grace Deer-Loiseau

American Stock Transfer & Trust Company

6201 15th Avenue, 2nd Floor

Brooklyn, NY  11219

Tel: (718) 921-8247

Fax (718) 921-8323

e-mail: gdeer-lois@amstock.com

Team members: Wilbert Myles & Angelia Francis-Brown

Team e-mail: admin4@amstock.com